                                                                    Exhibit 23.2





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-63139, 33-64127,
33-65311, 33-65493, 33-65497, 333-00265, 333-00717, 333-00765, 333-00835,
333-06723, 333-07615, 333-27039, 333-29849, 333-40131, 333-41435 and 333-44745)
on Form S-3, the Registration Statements (Nos. 333-28613-01 and 333-29451) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831, 33-65485, 33-65487, 333-06177,
333-06179, 333-16025, 333-16027, 333-40141 and 333-42917) on Form S-8 of
Tele-Communications, Inc. of our report dated March 20, 1998, relating to the combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Tele-Communications, Inc. Our report covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group and TCI Ventures Group for all periods that TCI Group has an interest in Liberty Media Group and TCI Ventures Group, respectively.




                                            KPMG Peat Marwick LLP



Denver, Colorado
March 23, 1998